Western Asset Mortgage Capital Corporation Board Approved 1-for-10 Reverse Stock Split Ratio

FOR IMMEDIATE RELEASE

Pasadena, CA., June 30, 2022 - Western Asset Mortgage Capital Corporation (NYSE: WMC) (“WMC” or the “Company”) today announced that its Board of Directors has approved a reverse stock split of the Company’s common stock at a ratio of 1-for-10. The reverse stock split was previously approved by stockholders at the Annual Meeting of Stockholders held on June 24, 2022.

WMC’s common stock will begin trading on a split-adjusted basis on the New York Stock Exchange at the market open on July 11, 2022. Once effective, the reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 60.6 million to approximately 6.06 million. In addition, the number of authorized shares of the Company’s common stock will be reduced by a corresponding ratio.

No fractional shares will be issued as a result of the reverse stock split. In lieu thereof, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share as a result of the reverse stock split will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale.

The primary objective of the reverse stock split is to increase the market price of the Company’s common stock and improve the marketability and liquidity of the Company’s common stock, as further described in the Company’s last proxy statement.

The trading symbol for the Company’s common stock will remain “WMC.” The new CUSIP number for the Company’s common stock following the reverse stock split is 95790D204.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION
Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Non-Agency RMBS and to a lesser extent GSE Risk Transfer Securities, Commercial Loans, Non-Agency CMBS, Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS
This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:
Larry Clark
Financial Profiles, Inc.
(310) 622-8223
lclark@finprofiles.com

Media Contact:
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Tricia Ross
Financial Profiles, Inc.
(310) 622-8226
tross@finprofiles.com

Source: Western Asset Mortgage Capital Corporation

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